Exhibit (s)(2)

Calculation of Filing Fee Tables

Form N-2

(Form Type)

HPS Corporate Lending Fund

(Exact Name of Registration as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(1)(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Fees to be Paid	Equity	Common shares of beneficial interest, $0.001 par value	457(o)	$7,000,000,000	—	$7,000,000,000	0.00014760	$1,033,200

Fees Previously Paid	Equity	Common shares of beneficial interest, $0.001 par value	457(o)	$4,000,000,000	—	$4,000,000,000	.00011020	$440,800

Fees to be Paid	Equity	Common shares of beneficial interest, $0.001 par value	457(o)	$4,000,000,000	—	$4,000,000,000	0.00010090	$403,600

Carry Forward Securities	Equity	Common shares of beneficial interest, $0.001 par value	415(a)(6)			$1,396,550,284 (3)			N-2	333-270667	June 30, 2023	$440,800

Total Offering Amount						$16,396,550,284 (4)		$1,877,600

Total Fees Previously Paid								$1,877,600

Total Fee Offsets								—

Net Fee Due								—

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of determining the registration fee.
(2)

The registrant previously paid a total of $1,877,600 in connection with the registrant’s registration statement on Form N-2 (File No. 333-259453, File No. 333-270667 and File No. 333-280139) (calculated at the fee rates then in effect of $100.90, $110.20 and $147.60, respectively, per $1,000,000 of the estimated maximum aggregate offering price), as filed with the Securities and Exchange Commission on January 26, 2022, June 30, 2023 and June 12, 2024, respectively. No additional fees are required in connection with this filing.

(3)

Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $1,396,550,284 aggregate principal offering price of unsold securities (the “Unsold Securities”) that were previously registered for sale under a Registration Statement as filed with the Securities and Exchange Commission on January 26, 2022 and June 30, 2023, on Form N-2 (File No. 333-270667) and became effective on June 30, 2023 (the “Prior Registration Statement”). The Registrant previously paid filing fees in the aggregate of $153,900 relating to the Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Securities will continue to be applied to such Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement was deemed terminated as of the date of effectiveness of the registration statement that was filed on June 12, 2024.

(4)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $16,396,550,284.